Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into and effective as of June 30, 2025 by and between Jeff Campbell (the “Consultant”) and Adapti, Inc. (the “Company”). Each of Consultant and Company may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A. The Company wishes to retain the Consultant, and the Consultant wishes to be retained by the Company to provide certain consulting services as agreed upon and defined herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1. Term. The Company retains the Consultant and the Consultant accepts this appointment with the Company with such Services (as defined below) beginning from the date (the “Acquisition Date”) that the Company completes its anticipated acquisition of 100% of the membership interests of the Ballengee Group, LLC (the “Ballengee Acquisition) until terminated pursuant to Section 5 (the “Term”).

2. Duties of Consultant. The Consultant agrees to perform the consulting services (the “Services”) set forth on Exhibit A to this Agreement and made a part of it. Exhibit A outlines the scope of services to be performed and may be amended from time to time as mutually agreed to by the Company and Consultant. Consultant will determine the method, details and means of performing the Services. The Consultant may, at the Consultant’s own expense, and upon written approval by the Company, use employees or other subcontractors to assist the Consultant with the performance of the Services. The Services may include services to Company and its group of affiliated entities, (collectively, the “Company” and each individual entity, an “Affiliate”). The Services performed for any Affiliate or the Company will be subject to the terms of this Agreement.

3. Compensation. The Company shall pay Consultant, as compensation for the performance of the Services, as provided for on Exhibit A.

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4. Proprietary Information and Nondisclosure.

4.1 Property Belonging to Company. The Consultant agrees that all intellectual property and related material, including trade secrets, moral rights, goodwill, relevant registrations or applications for registration, ideas, practices, processes, methods, concepts and products (collectively the “Intellectual Property”) developed or produced under this Agreement, is a “work made for hire” and will be the sole property of the Company. The Consultant agrees to assign the Intellectual Property to the Company, provided, however, notwithstanding the foregoing, the Consultant shall not be required to assign its rights in any invention which the Consultant developed entirely on its own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or

(ii) result from any work performed by the Consultant for the Company.

The Consultant understands that it bears the full burden of proving to the Company that an invention qualifies fully under this section 4.1 as Consultant’s own property, as provided for in the Invention Assignment Agreement (as defined in Section 4.6 below).

The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Company. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

4.2 Access to Confidential Information. The Consultant agrees that during the term of the business relationship between the Consultant and the Company, the Consultant will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business. The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, shall remain the exclusive property of the Company.

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4.3 No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant (which shall include its employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Company. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company.

4.4 Further Acts. The Consultant agrees that, at any time during the Term of this Agreement, upon the request of the Company and without further compensation, but at no expense to the Consultant, the Consultant shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s inventions, and copyright registrations on the Company’s inventions.

4.5 Obligations Survive Agreement. The Consultant’s obligations under this Section 4 shall survive the expiration or termination of this Agreement for a period of seven (7) years.

4.6 Consultants Inventions and Ideas. In addition to the obligations contained in this Section 4, Consultant further agrees to enter into the confidential information and invention assignment agreement attached hereto as Exhibit B (the “Invention Assignment Agreement”). Consultant acknowledges that entering into the Invention Assignment Agreement is a condition to being retained as a consultant by the Company.

5. Termination.

5.1 Termination on Default. Should either Party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching Party may terminate this Agreement by giving written notification to the breaching Party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) the failure by the Company to pay the compensation set forth in section 3 above; (ii) the willful breach or habitual neglect by the Consultant of the duties which it is required to perform under the terms of this Agreement; (iii) the Consultant’s commission of any act of dishonesty, fraud, or misrepresentation; (iv) the failure by the Consultant to conform to all laws and regulations governing the Consultant’s duties under this Agreement; or (v) the commission by the Consultant of any act that tends to bring the Company into public scandal or which will reflect unfavorably on the reputation of the Company.

5.2 Termination on Notice. Either Party may terminate this Agreement at any time by giving thirty (30) days written notice to the other Party.

5.3 Automatic Termination. This Agreement terminates automatically on the occurrence of any of the following events: (i) the bankruptcy or insolvency of either Party; or (ii) the death or disability of the Consultant.

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5.4 Return of Company Property. Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its Confidential Information (including any work product of the Consultant created pursuant to this Agreement).

5.5 Resignation from Board of Directors. If the Agreement is terminated for any reason, Consultant agrees to immediately tender his resignation from the Board of Directors of the Company, to the extent serving in such capacity.

6. Status of Consultant. The Consultant understands and agrees that its employees are not employees of the Company and that its employees shall not be entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits, or an automobile. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation or other insurance as well as licenses and permits customary or necessary for conducting the Services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand. The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant’s breach of this section 6.

7. Representations by Consultant.

7.1 Qualifications, Licenses. The Consultant represents that the Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company. Consultant further represents that it has all of the necessary and currently in effect licenses, permits, professional certifications, and required documentation to lawfully perform the Services. If at any time, any of Consultant’s licenses, permits or certifications that relate to the Services, expire or are revoked or otherwise not in effect, Consultant will immediately notify Company in writing.

7.2 Indemnification. The Consultant shall indemnify, defend, and hold harmless the Company, and the Company’s officers, directors, and shareholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that the Company may incur or suffer and that arise, result from, or are related to any breach or failure of the Consultant to perform any of the representations, warranties and agreements contained in this Agreement.

8. Business Expenses. The Company shall reimburse the Consultant for all reasonable business expenses incurred by the Consultant, provided that each such expenditure is included on Exhibit A hereto or otherwise preapproved in writing by Company, with email approval sufficient. Each such expenditure shall be reimbursable only if the Consultant furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

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9. Capacity/Independent Contractor. In providing the Services under this Agreement, it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and Company acknowledge that this Agreement does not create a partnership or joint venture between them and is exclusively a contract for service. The Company is not required to pay, or make any contributions to, any social security, local, state, or federal tax, unemployment compensation, workers’ compensation, insurance premium, profit sharing, pension or any other employee benefit for the Consultant during the Term. The Consultant is responsible for paying, and complying with reporting requirements for, all local, state and federal taxes related to payments made to the Consultant under this Agreement.

10. No Exclusivity. The Parties acknowledge that this Agreement is non-exclusive and that either Party will be free, during and after the Term, to engage or contract with third parties for the provision of services similar to the Services.

11. Notices. Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic mail (email) or facsimile or telephonic transmission, provided the receiving Party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be deemed given, if provided subject to this Section 11, to any of the following:

If to the Company:

Adapti, Inc.

2278 Monitor St.

Dallas, TX 85004

Phone Number: 775-375-1500

Facsimile: N/A

Email: marilubrassington@gmail.com

If to the Consultant: At the location or email address specified on the signature page.

Either Party may specify new contact information for Notice pursuant to a specification of such in a Notice hereunder.

12. Choice of Law. This Agreement shall be governed according to the laws of the state of California.

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13. Entire Agreement. This Agreement and the Invention Assignment Agreement supersedes any and all other agreements, either oral or in writing, between the Parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the Parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each Party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party. In the event of a conflict between any terms or conditions contained in this Agreement and the Invention Assignment Agreement, the more restrictive and protective terms will govern with the to the subject matter thereof.

14. Arbitration. The Parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before the American Arbitration Association (the “AAA”) located in Los Angeles, California according to the rules and practices of the AAA from time-to-time in force; provided however that the Parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section. The arbitrator shall apply California law in rendering a decision.

15. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

16. Preparation of Agreement. It is acknowledged by each Party that such Party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no Party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any Party as the alleged draftsman of this Agreement.

17. Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

18. No Assignment of Rights or Delegation of Duties by Consultant; Company’s Right to Assign. The Consultant’s rights and benefits under this Agreement are personal to it and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer. The Company may assign its rights and delegate its obligations under this Agreement to any other person or entity.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

20. Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the Party whose facsimile signature appears.

[Remainder of Page Intentionally Left Blank]

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WHEREFORE, the parties have executed this Agreement on the date first written above.

CONSULTANT

JEFF CAMPBELL

Signature
Name:	Jeff Campbell
Address:

Phone:

Facsimile:

Email:

COMPANY

ADAPTI, INC.

Signature
Name:
Its:

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EXHIBIT A

SERVICES

I. POSITION

Consultant will serve as the Executive Chairman of the Board of Directors of the Company beginning on the Acquisition Date.

II. DUTIES

Consultant will be responsible for the duties associated with a chairperson of the Board of Directors of a public company.

III. TERM

Beginning on the Acquisition Date and ending on the earlier of (i) when terminated pursuant to Section 5 of the Agreement or (ii) upon Consultant and Company entering into an employment agreement to provide services for the Company.

The Term of this Agreement may be extended by agreement between Company and Consultant, upon the same terms set forth in this Agreement.

IV. JOB REQUIREMENTS

Consultant will oversee management along with the Board of Directors, and provide management with direction, and oversight, and will assist in guiding the general strategy of the Company’s business.

IV. COMPENSATION AND REIMBURSEMENTS

For Services rendered by Consultant under this Agreement, the Company shall pay Consultant $20,000 per monthly period (the “Monthly Fee”). The Monthly Fee will accrue until the earlier of (i) such time as the Company and Consultant reasonably agree that the Company is adequately capitalized and able to meet its ongoing financial obligations, (ii) the date that the Consultant enters into an employment agreement with Company, or (iii) thirty (30) days after the termination of the Agreement for any reason (the “Payment Date”). On the Payment Date, the Company may pay the accrued Monthly Fees, at its election in (i) cash, (ii) common stock of the Company (valued at the closing price on the Payment Date), or (iii) a combination of (i) and (ii). After the Payment Date, in the event the Agreement is still effective, any future Monthly Fees will be payable in cash net 30 days after the end of each monthly period or prorated portion thereof.

Consultant will be reimbursed for all business expenses reasonably incurred in the course of the Services and for such expenses approved in writing by the Company.

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EXHIBIT B

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT

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